BARINGS BDC, INC.
300 SOUTH TRYON STREET
SUITE 2500
CHARLOTTE, NC 28202

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BBDC2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D62118-S34875

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BARINGS BDC, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	To approve the issuance of shares of Barings BDC, Inc. ("Barings BDC") common stock, $0.001 par value per share ("Barings BDC Common Stock"), pursuant to the Agreement and Plan of Merger, dated as of September 21, 2021, by and among Barings BDC, Mercury Acquisition Sub, Inc., Sierra Income Corporation and Barings LLC (the "Merger Agreement").	☐	☐	☐
2.	To approve the issuance of shares of Barings BDC Common Stock pursuant to the Merger Agreement at a price below its then-current net asset value per share, if applicable.	☐	☐	☐
3.	To approve the adjournment of the Barings BDC special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes at the time of the Barings BDC special meeting to approve Proposal 1 or Proposal 2.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of the Special Meeting of Stockholders, Joint Proxy Statement/Prospectus and Proxy Card are available at www.proxyvote.com.

D62119-S34875

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BARINGS BDC, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Barings BDC, Inc. (the "Company") acknowledges receipt of the Notice of the Special Meeting of Stockholders of the Company and hereby appoints Jill Dinerman and Ashlee Steinnerd, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held virtually on February 24, 2022, at 1:00 p.m., Eastern Time, at the following website: www.virtualshareholdermeeting.com/BBDC2022SM, and at any adjournment thereof, as indicated in the joint proxy statement/prospectus.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE; where no choice is specified, it will be voted "FOR" Proposal Nos. 1, 2 and 3.

Please sign and date this proxy on the reverse side and return it in the enclosed envelope.